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                 EXHIBIT (23.1) Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Energy West Incorporated and in the related Prospectus pertaining to the Dividend Reinvestment Plan of our report dated August 18, 2000 except for
Note 2, as to which the date is August 31, 2001, with respect to the consolidated financial statements and schedule of Energy West Incorporated, as restated, included in this Annual Report (Form 10-K/A) for the year ended June 30, 2000.


                                                   /s/ Ernst & Young LLP

Salt Lake City, Utah
September 26, 2001